                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Viacom Inc. and Viacom International Inc. of our report dated February 14, 1996 included in Item 8 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse

New York, New York
November 14, 1996

                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Viacom Inc. and Viacom International Inc. of our reports dated February 4, 1994, except as to Note 2, which is as of March 11, 1994, included in Item 8 and Item 9 of the Viacom International Inc. Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse

New York, New York
November 14, 1996